Exhibit A

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Lumos Pharma, Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: March 30, 2020

CLARUS LIFESCIENCES III, L.P.
By:	Clarus Ventures III GP, L.P., its general partner
By:	Blackstone Clarus III, LLC, its general partner
By:	Blackstone Holdings II L.P., its managing member
By:	Blackstone Holdings I/II GP L.L.C., its general partner
By:	The Blackstone Group Inc., its sole member

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

CLARUS VENTURES III GP, L.P.
By:	Blackstone Clarus III, LLC, its general partner
By:	Blackstone Holdings II L.P., its managing member
By:	Blackstone Holdings I/II GP L.L.C., its general partner
By:	The Blackstone Group Inc., its sole member

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

BLACKSTONE CLARUS III L.L.C.
By:	Blackstone Holdings II L.P., its managing member
By:	Blackstone Holdings I/II GP L.L.C., its general partner
By:	The Blackstone Group Inc., its sole member

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

[Lumos Pharma, Inc. – Joint Filing Agreement]

BLACKSTONE HOLDINGS II L.P.
By:	Blackstone Holdings I/II GP L.L.C., its general partner
By:	The Blackstone Group Inc., its sole member

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

BLACKSTONE HOLDINGS I/II GP L.L.C.
By:	The Blackstone Group Inc., its sole member

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

THE BLACKSTONE GROUP INC.

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

BLACKSTONE GROUP MANAGEMENT L.L.C.

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

/s/ Stephen A. Schwarzman
Stephen A. Schwarzman

[Lumos Pharma, Inc. – Joint Filing Agreement]